UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2017

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Stockholders on December 8, 2017, four proposals were presented to stockholders:
1.    Election of two Class III directors to serve until the 2020 Annual Meeting of Stockholders;
2.    Ratification of appointment of KPMG LLP as our independent registered public accounting firm;

3.	Approval, on an advisory basis, of the compensation of our named executive officers as identified in the proxy statement for the annual meeting; and

4.	Approval, on an advisory basis, of "one year" for the frequency of future advisory votes on executive compensation once every one, two or three years.
Each proposal passed. The votes with respect to the proposals are set forth below.
1) Election of Two Class III Directors to Serve Until the 2020 Annual Meeting of Stockholders

Nominee	For	Withheld	Broker Non-Votes
Joan C. McArdle	63,034,717	822,670	3,320,052
Simon J. Orebi Gann	63,391,237	466,150	3,320,052
2) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
66,479,402	690,040	7,997	0
3) Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
62,687,953	944,998	224,436	3,320,052
4) Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
57,673,505	50,896	6,121,220	11,766	3,320,052

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 11, 2017	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary